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                                                                  EXHIBIT 10.2.4
                                                                  --------------


                        MANAGEMENT STOCKHOLDERS AGREEMENT

     THIS MANAGEMENT STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into as of the 29th day of May, 1996, by and among the individuals identified on Exhibit A hereto (the "Stockholders") and FM PRECISION GOLF CORP., a Delaware corporation (the "Company").

     WHEREAS, the Stockholders are concurrently purchasing from the Company the number of shares of the common stock of the Company as identified on Exhibit A hereto (the "Shares"); and

     WHEREAS, each of the Stockholders is currently employed by the Company or one of its subsidiaries; and

     WHEREAS, the Company and the Stockholders wish to formalize certain agreements with respect to restrictions on transfer of the Shares and certain other matters;

     NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. NO TRANSFER. The Stockholders shall not sell, assign, pledge, encumber, or otherwise transfer, permit or suffer to exist any transfer of (hereinafter called simply "transfer"), any legal or beneficial interest in the Shares except as expressly provided in this Agreement. In addition to the restrictions on transfer of the Shares contained in or resulting from other provisions of this Agreement, no transfer of any Shares shall be made by or on behalf of any Stockholder unless the Board of Directors of Company has determined that such transfer is in compliance with the terms hereof and that the applicable Shares have been duly registered under all applicable federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received a written opinion of or, at the option of the Company, satisfactory to its legal counsel that the proposed transfer so complies with the terms hereof and is exempt from such registration under all applicable federal and state securities laws.

     Section 2. PERMITTED TRANSFEREES.

          2.1. GENERAL. Any of the following transfers shall be in compliance with this Agreement, subject to the provisions of Section 2.2:

               (a) a transfer of Shares upon the death of a Stockholder to such Stockholder's executors, administrators or testamentary trustees (the "Stockholder's Estate"); or

               (b) a transfer of Shares made as a gift in compliance with the federal and all applicable state securities laws to the Stockholder's spouse or parents or to children (including adopted children) of the Stockholder or his spouse (collectively, "Family Members") or to a trust, the beneficiaries of which include only the Stockholder and the Stockholder's Family Members, and over which the Stockholder has the right, power and authority to exercise control as to investment decisions and distributions, as trustee or otherwise, or to a company or partnership,


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the stockholders or limited and general partners of which include only the
Stockholder and the Stockholder's Family Members. The Stockholder's Estate and each Family Member, trust, company or partnership to whom Shares may be transferred pursuant to this Section 2.1 are hereinafter sometimes referred to as "Permitted Transferees."

          2.2. RESTRICTION. No transfer pursuant to Section 2.1 shall be permitted (and any such transfer shall be void and of no effect) unless and until the applicable Permitted Transferee executes and delivers to the Company one or more appropriate instruments, in form and substance reasonably satisfactory to the Company, confirming and acknowledging that such Permitted Transferee has acquired and will hold such Shares subject to all of the terms, conditions and provisions of this Agreement. Upon the execution and delivery of such instruments to the Company, the applicable Permitted Transferee shall be deemed a "Stockholder" for purposes of this Agreement, with the same rights, privileges, duties and obligations as the transferor of such Shares. Notwithstanding anything to the contrary contained herein, no transfer to any Permitted Transferee shall be made if, as a result thereof, the Company would be required to register any Shares under any applicable federal or state securities law.

     Section 3. RIGHT OF FIRST REFUSAL.

          3.1. POTENTIAL TRANSFER. If any Stockholder (an "Offering Stockholder") wishes to transfer all, but only all, of the Shares then owned by him (the "Transfer Shares") to any person other than a Permitted Transferee for a purchase price to be paid in cash at the closing of such transfer and has received a written offer to so purchase such Shares executed by the proposed transferee, such Offering Stockholder shall give a written notice (the "Transfer Notice") to the Company specifying the identity of the proposed transferee, the amount per Share to be received (the "Transfer Price"), and any other terms and conditions of the proposed transfer and including a photocopy of the executed offer. Such Transfer Notice shall include an irrevocable offer (open to acceptance for a period of 45 days after the date such Transfer Notice is given) to sell the Transfer Shares to the Transfer Offerees (as defined in Section 3.6) at the Transfer Price.

          3.2. MANAGEMENT OFFEREES' OPTION. The Company shall, within 15 days of the Transfer Notice, provide notice of receipt of the Transfer Notice (the "Company's Notice") to (a) all Stockholders, other than the Offering Stockholder (each such person, a "Management Offeree") and (b) each other person who then owns any of the shares of common stock of the Company (each such person, a "Non-Management Offeree"). Each Management Offeree shall have the option to purchase, upon the terms set forth in the Transfer Notice, any or all of the Transfer Shares. In order to exercise such option, a Management Offeree must give notice of such exercise to the Company within 10 days after the date of the Company's Notice, which exercise notice must include the maximum number of Shares he agrees to purchase under the terms of the Transfer Notice (the "Maximum Amount"). The Company shall, within 14 days after the date of the Company's Notice, allocate to each Management Offeree for purchase a number of Transfer Shares. Subject to adjustment, as follows, such allocation shall equal the lesser of such Management Offeree's Pro Rata Share or Maximum Amount. If one or more of the Management Offerees declines to participate in such purchase or elects to purchase less than such Management Offeree's Pro Rata Share, then the remaining Transfer Shares shall be allocated among Management Offerees who specified a Maximum Amount in their respective notices of exercise in excess of their Pro Rata Shares (with rounding to avoid fractional shares) in an amount equal to the lesser of their Pro Rata Shares thereof or their Maximum Amounts. Such


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procedure shall be employed until the entire Maximum Amount of each Management
Offeree has been satisfied or all Transfer Shares have been allocated.

          3.3. COMPANY'S INITIAL OPTION. To the extent the Management Offerees do not elect to purchase all of the Transfer Shares, the Company shall have the right to purchase any or all Transfer Shares which the Management Offerees have not elected to purchase; PROVIDED that the Company must determine the number of such Transfer Shares it will purchase within 15 days after the giving of the Company's Notice.

          3.4. NON-MANAGEMENT OFFEREES' OPTION. Each Non-Management Offeree shall have the option to purchase, upon the terms set forth in the Transfer Notice, any or all of the Transfer Shares not allocated to the Management Offerees or the Company pursuant to Sections 3.2 or 3.3. In order to exercise such option, a Non-Management Offeree must give notice of such exercise to the Company within 10 days after the date of the Company's Notice, which exercise notice must include a designation of the Non-Management Offeree's Maximum Amount. The Company shall, within 20 days after the date of the Company's Notice, allocate to each Non-Management Offeree for purchase a number of such remaining Transfer Shares. Subject to adjustment, as follows, such allocation shall equal the lesser of such Non-Management Offeree's Pro Rata Share or Maximum Amount. If one or more of the Non-Management Offerees declines to participate in such purchase or elects to purchase less than such Non-Management Offeree's Pro Rata Share, then any remaining non-allocated Transfer Shares shall be allocated among Non-Management Offerees who specified a Maximum Amount in their respective notices of exercise in excess of their Pro Rata Shares (with rounding to avoid fractional shares) in an amount equal to the lesser of their Pro Rata Shares thereof or their Maximum Amounts. Such procedure shall be employed until the entire Maximum Amount of each Non-Management Offeree has been satisfied or all remaining Transfer Shares have been allocated.

          3.5. COMPANY'S FINAL OPTION. The Company shall have the right but not the obligation to purchase any Transfer Shares remaining unallocated after the allocations set forth above and may assign all or any portion of such right to any third party selected by the Board of Directors of the Company (a "Third Party Purchaser"); PROVIDED, that no transfer of Shares shall be made to a Third Party Purchaser unless and until such Third Party Purchaser executes and delivers to the Company one or more appropriate instruments, in form and substance reasonably satisfactory to the Company, confirming and acknowledging that it has acquired and will hold such Shares subject to all of the terms, conditions and provisions of this Agreement. Upon the execution and delivery of such instruments to the Company, such Third Party Purchaser shall be deemed a "Stockholder" for purposes of this Agreement, with the same rights, privileges, duties and obligations as the transferor of such Shares and a "Non-Management Offeree".

          3.6. NOTICE OF ACCEPTANCE. If the offer to sell included in any Transfer Notice is accepted as to all the Transfer Shares by any Management Offerees, the Company, any Non-Management Offerees or any Third Party Purchaser (collectively, the "Transfer Offerees") the Company, on behalf of all such accepting Transfer Offerees shall provide the Offering Stockholder and each accepting Transfer Offeree with written notice of such acceptance specifying the number of the Transfer Shares as to which each Transfer Offeree is accepting the offer (a "Notice of Acceptance") within 45 days after the date of the Transfer Notice.


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          3.7. CLOSING. The closing of the purchase by the accepting Transfer
Offerees of the Transfer Shares pursuant to this Section 3 shall take place at the principal offices of the Company on the 15th day after the Notice of Acceptance is given. At such closing, the accepting Transfer Offerees shall deliver a certified check or checks in the appropriate amount to the Offering Stockholder against delivery of certificates duly endorsed in blank representing the Transfer Shares so purchased. The Transfer Shares shall be delivered free and clear of all liens, claims, charges, assessments, options, security interests and other legal and equitable encumbrances.

          3.8. REALLOCATION. If any Transfer Shares allocated to a Transfer Offeree are not purchased by such Transfer Offeree at the closing provided for in Section 3.7 (the "Default Shares"), such Default Shares may be purchased by the Management Offerees, up to each such Management Offeree's Pro Rata Share (with any Default Shares any such Management Offeree elects not to purchase being reallocated among the remaining Management Offerees in accordance with their Pro Rata Shares until no such Management Offeree wishes to purchase any more Default Shares or all such Default Shares have been allocated), and if the Management Offerees do not purchase all such Default Shares, any remaining Default Shares may be purchased by the Company and, if the Company elects not to purchase all of them, any remaining Default Shares may be purchased by the Non-Management Offerees, up to each Non-Management Offeree's respective Pro Rata Share (with any Default Shares any such Non-Management Offeree elects not to purchase being reallocated among the remaining Non-Management Offerees in accordance with their Pro Rata Shares until no such Non-Management Offeree wishes to purchase any more Default Shares or all such Default Shares have been allocated) and if the Non-Management Offerees elect not to purchase all of them, the Third Party Purchaser may purchase such Shares. Nothing contained herein shall prejudice any person's right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

          3.9. FAILURE TO EXERCISE RIGHT. If the Company has not delivered a Notice of Acceptance within 45 days after the date of the Transfer Notice, or if the closing does not occur as provided in Sections 3.7 and 3.8, or if the Transfer Offerees are not ready, willing and able to purchase all of the Transfer Shares at such closing, then the Offering Stockholder shall, subject to the provisions of Section 1 hereof, be permitted to transfer the Transfer Shares to the proposed transferee identified in the Transfer Notice at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice; PROVIDED that any such transfer shall occur within 90 days after the date of the Transfer Notice and that no transfer of Shares shall be made to a proposed transferee that is not already a Stockholder unless and until such proposed transferee executes and delivers to the Company one or more appropriate instruments, in form and substance reasonably satisfactory to the Company, confirming and acknowledging that such proposed transferee has acquired and will hold such Shares subject to all the terms, conditions and provisions of this Agreement. Upon the execution and delivery of such instruments to the Company, such transferee shall be deemed a "Stockholder" for purposes of this Agreement, with the same rights, privileges, duties and obligations as the transferor of such Shares. Promptly after any transfer pursuant to this Section 3.9, the Offering Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such transfer and of the terms thereof as the Company may request. If, at the end of such 90 day period, the Offering Stockholder has not completed the


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transfer of the Transfer Shares, he shall no longer be permitted to transfer such Shares pursuant to this Section 3.9 without again complying with Section 3 in its entirety.

          3.10. EXEMPTION. The rights and obligations set forth in this Section 3 shall not apply to a transfer of Shares pursuant to Section 2, 4 or 5 hereof.

          3.11. PRO RATA SHARE. For purposes of this Section 3, as to any person, the term "Pro Rata Share" shall mean the total number of Transfer Shares available for allocation among a group of potential purchasers ("Potential Purchasers") multiplied by a fraction in which the numerator is the number of shares of the common stock of the Company owned by such person and the denominator is the number of such shares owned by all of the Potential Purchasers, as a group.

     Section 4. SALES ON TERMINATION OF EMPLOYMENT.

          4.1. COMPANY'S RIGHT TO REPURCHASE. Upon any Stockholder's ceasing for any reason to be employed by the Company, whether due to the Stockholder's death, Permanent Disability, Termination for Cause, Involuntary Termination, Retirement or otherwise (as such, a "Terminated Stockholder" and such cessation of employment a "Termination Event"), subject to the provisions of this Section 4, the Company may purchase, and the Terminated Stockholder and the Terminated Stockholder's Permitted Transferees shall sell, all of the Shares owned by the Terminated Stockholder and the Terminated Stockholder's Permitted Transferees on the date of the occurrence of such Termination Event or acquired thereafter (the "Termination Shares") at a price per Termination Share equal to the Termination Price.

          4.2. TERMINATION PRICE. As used in this Agreement, the term "Termination Price" shall mean (a) in the event of the Terminated Stockholder's death, Permanent Disability, Retirement or Involuntary Termination, the Fair Market Value of the Termination Shares on the date of the Termination Event, (b) in the event of the Terminated Stockholder's Termination for Cause arising from the Terminated Stockholder's conviction for fraud, embezzlement or any felony involving moral turpitude, the lower of the original purchase price or the Fair Market Value of the Termination Shares on the date of the occurrence of the Termination Event; and (c) in the event of the Terminated Stockholder's Termination for Cause (other than as provided in Section 4.2(b)) or termination for any other reason not otherwise provided for herein, (i) the Fair Market Value of the Termination Shares that are "Protected Shares" on the date of the occurrence of the Termination Event (with 20% of the Shares purchased concurrently with the execution hereof becoming "Protected Shares" on each of the first through the fifth anniversaries of the date hereof) and (ii) the lower of the original purchase price or the Fair Market Value of the Termination Shares that are not Protected Shares on the date of the occurrence of the Termination Event.

          4.3. EXERCISE OF RIGHT. The Company shall notify the Terminated Stockholder whether it will or will not exercise its option to purchase as set forth in Section 4.1 within 45 days of the Termination Event, after which such option will lapse if not exercised.

          4.4. CLOSING. The closing of any purchase by the Company of Termination Shares (the "Termination Closing") pursuant to this Section 4 shall take place at the principal offices of the Company on the date chosen by the Company, which date shall not, except as


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otherwise provided in this Section 4, be more than 60 days after the occurrence of the Termination Event. At the Termination Closing, the Company shall deliver to the Terminated Stockholder and such Terminated Stockholder's Permitted Transferees against delivery of duly endorsed certificates representing such Termination Shares, free and clear of all encumbrances, a certified or bank cashier's check or checks in the amount of the Termination Price. Notwithstanding anything to the contrary contained in this Section 4.4, if, and only if, and to the extent that the payment for Termination Shares with cash would (a) violate any law, statute, order, writ, injunction, decree, rule, regulation, policy or guideline promulgated, or judgment or order entered, by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries, or (b) constitute or cause a breach or default (immediately or with notice or lapse of time or both) of any loan, credit or warrant agreement or debt instrument or warrant to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets is bound, the Company shall be permitted to pay for the Termination Shares by delivery of a subordinated note of the Company with a fixed interest rate equal to the interest rate the Company is charged by its Bank at the time this current obligation comes into existence, in the form annexed hereto as Exhibit B (a "Termination Note").

          4.5. FAIR MARKET VALUE. The fair market value of Shares ("Fair Market Value") shall be determined as follows:

               4.5.1. If a public trading market for the Shares exists, the Fair Market Value per Share shall be the average of the daily closing price for the Shares for the 20 consecutive trading days prior to the date of determination of the Fair Market Value of Shares, as reported on the primary national securities exchange on which the Shares are listed or, if they are not so listed, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), or a comparable inter-dealer quotation system, or if the Shares are not listed or quoted on NASDAQ or a comparable inter-dealer quotation system, the average of the closing bid and asking prices for the Shares for the 20 consecutive trading days prior to the date of determination as furnished by two members of the National Association of Securities Dealers, Inc. selected by the Board of Directors.

               4.5.2. In the absence of any such quotations, or if no public trading market for the Shares exists, the Board of Directors shall determine the Fair Market Value in the exercise of its good faith judgment, or if the Board of Directors is unable to determine the Fair Market Value of any Shares, or if at least 100 Shares are in issue and the Terminated Stockholder or Permitted Transferee whose Shares are being acquired at Fair Market Value disagrees with the Board of Directors' determination of Fair Market Value by written notice delivered to the Company within five business days after the Board of Directors' determination thereof is communicated to the Terminated Stockholder or Permitted Transferee, which notice specifies such person's determination of the Fair Market Value of the Termination Shares, then the Company shall request its auditors to select a nationally recognized appraisal, accounting or investment banking firm which has not had a material relationship with the Company, the Terminated Stockholder, the applicable Permitted Transferee or any of the other Management Stockholders within the preceding two years, which shall determine the Fair Market Value of such Shares. Such firm's determination of such Fair Market Value shall be final, binding and conclusive on the Company, the Terminated Stockholder and such Permitted Transferee. If the Board of Directors is unable to determine the Fair Market Value, all costs and fees of such firm


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shall be borne by the Company. If the Terminated Stockholder or Permitted
Transferee disagreed with the Board of Directors' determination of such value, the party whose determination of such value differed from the Fair Market Value determined by such firm by the greatest amount shall bear all costs and fees of such firm. To the extent that a Terminated Stockholder or Permitted Transferee is required to bear such costs and fees, the Company may, at its option, itself pay such costs and fees and offset the amount so paid against amounts otherwise due and owing from Company or any of its affiliates to such person.

          4.6. DEFINITIONS. For purposes of this Section 4, the following terms shall be defined as follows:

               4.6.1. "Permanent Disability" shall mean the inability of the Terminated Stockholder to perform his duties and responsibilities to the Company or any of its subsidiaries by reason of a physical or mental disability or infirmity (a) for a continuous period of 90 days or (b) at such earlier time as the Terminated Stockholder submits medical evidence satisfactory to the Company that the Terminated Stockholder has a physical or mental disability or infirmity that will likely prevent him from substantially performing his duties and responsibilities for 90 days or longer. The date of such Permanent Disability shall be on the last day of such 90 day period or the day on which the Terminated Stockholder submits such evidence, as the case may be.

               4.6.2. "Termination for Cause" shall mean the termination of the employment of the Terminated Stockholder by action of the Company if the Company delivers to the Terminated Stockholder within 15 business days after such termination, a notice of termination for cause specifying in reasonable detail the occurrence of one or more of the following events prior to the date on which the Terminated Stockholder was removed:

               (a) a judgment of conviction is entered against the Terminated Stockholder for fraud, embezzlement or any felony involving moral turpitude; or

               (b) the Terminated Stockholder has (i) willfully and continuously failed to perform his duties to the Company or any of its subsidiaries in any material respect, or (ii) failed in any material respect to follow specific directions of the Board of Directors in the performance of his duties; or

               (c) the Terminated Stockholder has demonstrated willful misconduct in the performance of his duties to the Company or any of its subsidiaries in any material respect.

               4.6.3. "Involuntary Termination" shall mean the termination of the employment of the Terminated Stockholder by action of the Company not constituting Termination for Cause.

               4.6.4. "Retirement" shall mean the automatic termination of the employment of the Terminated Stockholder upon his reaching the mandatory retirement age for employees of the Company as established by the Company from time to time.


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     Section 5. DRAG-ALONG. Anything contained herein to the contrary notwithstanding, if the Board of Directors of the Company approves a transaction pursuant to which a person or persons will acquire all of the shares of the Common Stock of the Company or substantially all of the assets of the Company, or, as the result of a merger or consolidation, all of the shares of the common stock of the Company will be exchanged for equity in the resulting entity or any other consideration, each of the Stockholders agrees to sell all of his Shares to such person or to vote his Shares in favor of such sale, merger or consolidation, upon the terms and conditions for the transaction approved by the Board of Directors. The Company agrees that, as a condition precedent to the consummation of such transaction, all Termination Notes plus accrued interest shall be paid in full or purchased at face value.

     Section 6. TRANSFERS TO COMPETITORS. Notwithstanding any other provision of this Agreement, no Stockholder shall transfer any Shares to any person determined by the Board of Directors of the Company to be engaged in any activity or business in competition with any business currently or at the time of the proposed transfer carried on by the Company or any of its affiliates.

     Section 7. MISCELLANEOUS.

          7.1. LEGENDS. The certificates evidencing the Shares shall bear the following legends in conspicuous type:

               THE TRANSFER OF THESE SHARES IS SUBJECT TO THE TERMS OF A MANAGEMENT STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS DATED __________, 1996. EXCEPT AS PROVIDED IN THE MANAGEMENT STOCKHOLDERS AGREEMENT, THESE SHARES MAY NOT BE GIVEN, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED. THE COMPANY WILL MAIL TO THE STOCKHOLDER A COPY OF SUCH AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR.

          7.2. NO RIGHT OF EMPLOYMENT. Neither this Agreement nor any exercise of any rights granted pursuant hereto shall create, or be construed or deemed to create, any right of employment in favor of any Stockholder or any other person by the Company or any of its subsidiaries.

          7.3. RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the fullest extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. Subject only to the provisions of the preceding sentence, nothing contained in this Agreement shall prohibit or restrict the Company from taking any corporate action, including, without limitation, declaring any dividend (whether in cash or stock) or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.


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          7.4. AVAILABILITY OF EQUITABLE REMEDIES. The Stockholders and the
Company acknowledge that a breach of the provisions of this Agreement could not be adequately compensated by money damages. Accordingly, any party hereto or beneficiary hereof shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or security shall be required in connection therewith.

          7.5. WAIVER. No purported waiver by any party of any default by any other party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

          7.6. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto set forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporate all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, among them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties, if any, expressly set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

          7.7. NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

          7.8. SUCCESSORS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided in this Agreement, their respective heirs, legal representatives, successors and assigns, provided, however, that neither this Agreement nor any rights herein granted may be assigned, transferred or encumbered by any party.

          7.9. NOTICES. Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and be deemed to have been properly given when delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed, if to any Stockholder, to his address set forth on Exhibit A hereto; and

          If to the Company:

          FM Precision Golf Corp.
          535 Migeon Avenue
          Torrington, Connecticut  06790
          Attn.: President


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          with copies to:

          Kenneth J. Warren, Esq.            Christopher A. Johnston
          41 South High Street, Suite 2300   4015 West Lake Creek Drive, Suite 1
          Columbus, Ohio  43215              Jackson, Wyoming  83001

Any party may change its address for notices by notice in the manner set forth above.

          7.10. CAPTIONS. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

          7.11. PARTIAL INVALIDITY. If any term or provision of this Agreement, or the application thereof to any person, firm, corporation or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, firms, corporations or circumstances other than those as to which it is held invalid, shall be unaffected thereby and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          7.12. GOVERNING LAW. This Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements to be performed in the State of Delaware.

          7.13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed by the parties hereto shall be deemed an original and all of which together shall be deemed the same Agreement.

          7.14. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach of any term or provision hereof, shall be settled by arbitration in the City of Torrington, State of Connecticut, in accordance with the Rules of the American Arbitration Association and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The Arbitrator(s) sitting in any controversy shall have no power to alter or modify any express provision of this Agreement, or to make any award which by the terms effects any such alteration or modification.

     The parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        FM PRECISION GOLF CORP.

                                        By:  /S/ Christopher A. Johnston
                                             -----------------------------------
                                             Christopher A. Johnston, President

                                        "STOCKHOLDERS"

                                        /s/ Ronald L. Chalmers
                                        ----------------------------------------
                                        Ronald L. Chalmers

                                        /s/ Warren K. Braly
                                        ----------------------------------------
                                        Warren K. Braly

                                        /s/ Jeremiah S. Gourd
                                        ----------------------------------------
                                        Jeremiah S. Gourd

                                        /s/ Peter D. Dripchak
                                        ----------------------------------------
                                        Peter D. Dripchak

                                        /s/ John M. Lynch
                                        ----------------------------------------
                                        John Lynch

                                        /s/ William Faragher
                                        ----------------------------------------
                                        William B. Faragher

                                        /s/ Anthony J. Montgomery
                                        ----------------------------------------
                                        Anthony J. Montgomery

                                    EXHIBIT A


STOCKHOLDER                  ADDRESS                                SHARES OWNED

Ronald L. Chalmers           107 Red Oak Hill                            30
                             Torrington CT 06790

Warren K. Braly              161 Blake Street                            15
                             Torrington CT 06790

Jeremiah S. Gourd            43 Ashley Drive                             15
                             Goshen CT 06756

Peter D. Dripchak            38 Lee Drive                                15
                             Southington CT 06489

John Lynch                   1518 Birkdale Lane                          15
                             Ponte Vedra Beach FL 32082

William B. Faragher          17 Blue Berry Lane                          10
                             Burlington CT 06013

Anthony J. Montgomery        5369 NW Wahkeena Lane                       10
                             Portland OR 97229

                                    EXHIBIT B

                                TERMINATION NOTE

                                                               Chicago, Illinois
$_______________________                      ___________________________ , 1996


     Pursuant to the provisions of that certain Management Stockholders Agreement dated ___________________, 1996 (the "Agreement") between FM PRECISION GOLF CORP., a Delaware corporation ("Company"), and certain of its stockholders including ____________________________ ("Stockholder"), Company hereby promises to pay to Stockholder the principal amount of _________________________________________ ($_______________), with interest at
_____% per annum accruing from the date hereof.

     Section 1. PAYMENTS OF INTEREST AND PRINCIPAL. The interest accrued on this Note and the principal balance of this Note shall be payable in four annual installments, each consisting of one quarter of the principal balance plus any accrued interest, on the first, second, third, and fourth anniversaries of the date hereof (the "Payment Dates"). Notwithstanding the foregoing, if, on any Payment Date, the making of any payment otherwise due hereunder would (x) violate any law, statute, order, writ, injunction, decree, rule, regulation, policy or guideline promulgated, or judgment or order entered, by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries, or (y) constitute or cause a breach or default (immediately or with notice or lapse of time or both) of any loan, credit or warrant agreement or debt instrument or warrant to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets is bound, then, with regard to that portion of the payment due causing the violation, breach or default, the Payment Date shall be postponed until such time that such payment would not cause such violation, breach or default.

     Section 2. PREPAYMENT. The Company shall have the right, at any time and from time to time, to prepay this Note in whole or in part without premium or penalty.

     Section 3. PLACE OF PAYMENT, ENDORSEMENT AND ALLOCATION. All payments hereunder shall be made to the Stockholder at Stockholder's address set forth in
Section 7 or at such other address as the Stockholder may from time to time designate.

     Section 4. DEFAULT. The following shall be events of default under this
Note: (a) default in the payment of any installment of principal or interest when due hereunder, taking into account the postponement of due dates provided for in Section 1, and failure by the Company to cure the same within 15 days of the Company's receipt of written notice thereof from the Stockholder; or (b) if Company (i) makes an assignment for the benefit of, or enters into any composition or arrangement with, creditors, (ii) becomes a debtor in a proceeding under Title 11 of the United States Code, (iii) dissolves, (iv) generally does not pay its debts as such debts become due, or (v) conceals, removes, or transfers any part of its property with intent to hinder, delay or defraud its creditors or makes or suffers a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law. Upon the occurrence of any event of default, the Stockholder may, at its option, forthwith accelerate the maturity hereof by notice to the Company, and the obligation evidenced hereby shall thereupon be immediately due and payable.

     Section 5. OFFSET. Company may offset against any amounts otherwise due hereunder any and all amounts due from Stockholder or any affiliate of Stockholder to Company or any affiliate of Company from time to time, whether pursuant to the Agreement or otherwise.

     Section 6. GOVERNING LAW. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to promissory notes to be performed in the State of Delaware.

     Section 7. NOTICES. Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Note shall be in writing and be deemed to have been properly given only when delivered in person or sent by (a) national prepaid overnight delivery service, or (b) telecopy or other facsimile transmission (followed with hard copy sent by national prepaid overnight delivery service), or four business days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

                           If to Stockholder:

                           *[*Insert Stockholder's Name Here*]*

                           ------------------------------------
                           ------------------------------------
                           Telephone:__________________________

                           If to Company:

                           FM Precision Golf Corp.
                           535 Migeon Avenue
                           Torrington, Connecticut  06790
                           Attn.:  President
                           Telephone: (203) 489-9254

     Notice of change of address will be effective only upon receipt.

     Section 8. SATURDAYS, SUNDAYS AND HOLIDAYS. Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday, Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within or before or after a period of time computed from a certain day, and such period of time ends on a Saturday, Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed at or before the same hour of such next succeeding business day with the same force and effect as if made or performed in accordance with the terms of this Note.

     The Company has executed this Note as of the date first above written.

                                        FM PRECISION GOLF CORP.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________